Exhibit 10.14

                       SECOND AMENDMENT TO PROMISSORY NOTE

                  This Second Amendment To Promissory Note ("Second Amendment") is entered into as of May 27, 1997 (the "Second Amendment Effective Date"), by Teacher Retirement System of Texas (the "Holder"), the 909 North Michigan Avenue Corporation (the "Hotel Corporation") and The Westin Chicago Limited Partnership (the "Hotel Partnership"), as assignee of the Hotel Corporation (the Hotel Corporation and Hotel Partnership, individually and collectively, the "Maker") in connection with that certain Promissory Note dated as of August 21, 1986, by Hotel Corporation (and Hotel Partnership as assignee) in favor of Holder in the original principal amount of $32,825,000 as amended pursuant to that certain First Amendment To Promissory Note dated as of June 2, 1994 (the "First Amendment") (as amended, the "Note").

                                R E C I T A L S

                  A. On or about August 21, 1986, Holder made a loan (the "Loan") to Hotel Corporation in the principal amount of $32,825,000. The Loan is evidenced by the Note and is secured by a first-priority, properly recorded lien on The Westin Hotel, Chicago (the "Chicago Hotel") and other Premises (as defined in the Mortgage and Security Agreement, as hereinafter defined) pursuant to the Mortgage and Security Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given such terms in the Note, as amended hereby.

                  B. Contemporaneously with the making of the Loan, pursuant to that certain Agreement for the Contribution of Assets and the Transfer of Limited Partnership Interests dated as of August 28, 1986, between Hotel Corporation and Hotel Partnership,

Hotel Corporation transferred all of its right, title and interest in and to the Chicago Hotel and the Property (as defined therein) to Hotel Partnership. As the assignee of Hotel Corporation, Hotel Partnership became subject to all of the provisions of the Note, the Mortgage and Security Agreement and the other Loan Documents (as hereinafter defined) in the same capacity as Hotel Corporation, and consequently became jointly and severally liable with Hotel Corporation for all of Hotel Corporation's obligations and liabilities under the Note, the Mortgage and Security Agreement and the other Loan Documents.

                  C. Holder, Hotel Corporation, Hotel Partnership, the Westin St. Francis Limited Partnership ("WSFLP"), Westin Hotel Company ("Westin") have entered into that certain Second Restructuring Agreement of even date herewith (the "Second Restructuring Agreement"), which, among other things, requires the execution and delivery of this Second Amendment.

                               A G R E E M E N T

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                  1. Amendments.

                  1.1 Modification of Interest Rate. Paragraph 1 of the Note is hereby amended and restated in its entirety to read as follows:

                  "For the period commencing on the date hereof and terminating upon the maturity or earlier repayment of the loan evidenced hereby (the "Loan"), interest shall be due on the unpaid principal amount from time to time outstanding (including, without limitation, all accrued interest added to principal pursuant to Paragraph 2(c) hereof) at the Contract Rate

                  (as defined below) then in effect, computed on the basis of a 360-day year comprised of twelve (12) thirty (30)-day months and compounded quarterly. As used herein, the term "Contract Rate" shall mean (i) for the period from the date hereof through November 30, 1996, at the rates provided in the First Amendment, (ii) for the period from December 1, 1996 through and including November 30, 1997, seven and one-half percent (7.5%) per annum, (iii) for the period from and including December 1, 1997 through and including the maturity or earlier repayment of the Loan, eight and eighty-five 100ths percent (8.85%) per annum."

                  1.2 Modification of Repayment Terms. Subparagraphs 2(a)(3) and 2(a)(4) and the last paragraph of Paragraph 2(a) of the Note are hereby amended and restated in their entirety as follows:

                        "(3) Second, Third, Fourth Quarters of Year 8, Years
                  9-13 and First Quarter of Year 14: On the first day immediately following each quarter of each Loan Year in the period commencing on December 1, 1993 and terminating on November 30, 1999, there shall be paid an amount equal to the interest accruing at the Contract Rate then in effect on the unpaid principal balance of this Note during such quarter.

                        (4) December 1, 1999 through Maturity Date: On the first
                  day immediately following each quarter of each Loan Year during the period commencing on December 1, 1999, and ending November 30, 2006, there shall be paid such quarterly amount as is necessary to repay the unpaid principal balance of this Note outstanding as of December 1, 1999, plus accrued interest, on the basis of a 25-year amortization schedule (with equal quarterly payments of interest and principal). As set forth in Paragraph 3 hereof, on the maturity date of the Note, the entire unpaid principal balance of this Note, plus all accrued and unpaid interest thereon, shall be due and payable in full.

                        For purposes of illustration (and assuming no incurrence
                  of late fees, default interest or other charges or amounts to which the Periodic Payments are applied and assuming no principal prepayments after the date of the Second Amendment, a payment schedule is attached to the Second Amendment as Amended Schedule A, and is incorporated herein by this reference. As used herein, the term "Loan Year" shall mean and refer to the twelve (12) month period commencing on the first day of the next calendar month following the date on which the Loan is funded by Holder and each twelve (12) month period thereafter."

Schedule A attached to the First Amendment is hereby deleted, and the attached Amended Schedule A is hereby substituted in lieu thereof.

                  1.3 Adjustment to Periodic Payments. Paragraph 2(b) of the
Note is hereby amended and restated in its entirety as follows:

                        "Any partial prepayment of principal made on or after
                  the Second Amendment Effective Date, pursuant to Paragraph 6(b) below shall not be applied to any Periodic Payment but shall instead be applied to the portion of the principal amount of the Note that will become due and payable upon the maturity of the Loan."

                  1.4 Term. Paragraph 3 of the Note is hereby amended and restated as follows:

                        "Except as otherwise provided herein, the maturity date
                  of this Note shall be November 30, 2006, on which date the entire unpaid principal balance of this Note, plus all accrued and unpaid interest thereon, shall be due and payable in full."

                  1.5 Amended Definitions of Deed of Trust and Loan Documents. Paragraph 4 of the Note is hereby amended by deleting the entire last two sentences of the paragraph and substituting therefor the following two sentences:

                  "As used in this Note, the term "Mortgage" shall mean that certain Mortgage and Security Agreement, encumbering real property located in Cook County, Illinois, dated as of August 21, 1986, by the 909 North Michigan Avenue Corporation (and The Westin Chicago Limited Partnership, as its assignee), as Mortgagor, to Holder, as Mortgagee, as amended by (i) that certain First Amendment to Mortgage and Security Agreement dated as of June 2, 1994 ("First Amendment to Mortgage"), and
                  (ii) that certain Second Amendment to Mortgage and Security Agreement dated as of even date herewith, as further amended, restated, supplemented or otherwise modified from time to time. As used in this Note, the term "Loan Documents" shall mean Loan Documents as defined in the Mortgage."

                  1.6 Prepayment Provisions. Paragraph 6 of the Note is hereby amended and restated in its entirety to read as follows:

                  "a. Except as specifically provided herein, Maker shall not be permitted to prepay the Loan; provided, however, Maker may prepay the Loan, in full, at any time after the Second Amendment Effective Date, provided that no default or event of default shall have occurred and be continuing under the Note or any other Loan Document, upon ninety (90) days prior written notice to Holder, which notice shall specify the date of any prepayment, and payment to Holder of the entire outstanding balance of the Loan plus a prepayment premium equal to the amount obtained by subtracting the amount of the principal balance of the Loan to be prepaid on the date of such tender of payment from the amount obtained by calculating the present value of the remaining principal and interest payments scheduled to have been made in accordance with the terms of the Note, using a discount rate (compounded quarterly) which is equal to 100 basis points plus the percent per annum of the Treasury Constant Maturities having a maturity date closest in time to November 30, 2006 ("Treasury Yield") as such interest rate is reported in The Federal Reserve Statistical Release G13(415) or its successor publication most recently released prior to the date of tender of payment. The prepayment premium shall in no event be less than zero. No partial prepayments shall be allowed except as provided in Paragraph 6(b) hereof.

                      Maker expressly waives any right to prepay the Loan, except as specifically provided above. Therefore, if the maturity of this Note is accelerated by reason of any default hereunder, under the Mortgage or under any other Loan Document, including, but not limited to, a default pursuant to Paragraph 29 of the Mortgage, Maker agrees that the applicable prepayment premium shall automatically become immediately due and payable by Maker, and further, any tender to cure such default which results in a prepayment of the indebtedness evidenced hereby resulting from such default, including any redemption following foreclosure of the Mortgage, shall constitute an evasion of the restrictions on prepayment set forth herein and shall be deemed a voluntary prepayment. Accordingly, to the maximum extent permitted by law, Holder may impose as a condition to accepting any such tender, and may also include in its statement of the amount then due without regard to whether there has been a tender, the prepayment premium that would otherwise have been due in connection with a prepayment made on such date. Maker acknowledges that it is a knowledgeable real estate operator, developer, and investor that fully understands the effect of the waiver contained above, considers that the provisions for the extension of the Loan by Holder pursuant to the Second Amendment at the interest rates set forth above is sufficient consideration for such waiver, and understands that Holder would not make this Loan without such waiver.

                  b. In addition to the principal repayments provided for in Paragraph 2 above, Maker shall be entitled to make up to two principal prepayments (each a "Partial Prepayment") during any calendar year, without payment of any prepayment premium, provided that (i) Maker shall have given Holder at least ninety (90) days prior written notice of Maker's intention to make such prepayment, which notice shall specify the date and amount of such prepayment, (ii) each such prepayment amount shall be accompanied by a prepayment on the St. Francis Loan (a "St. Francis Loan Prepayment") made in accordance with the terms of the St. Francis Loan and the Second Amendment, and the amount of the Partial Prepayment plus the amount of the St. Francis Loan Prepayment shall equal Five Million Dollars ($5,000,000), (iii) the aggregate amount of Partial Prepayments plus St. Francis Loan Prepayments shall not exceed twenty million dollars ($20,000,000) during the period from the Second Amendment Effective Date through the maturity date hereof, and (iv) there shall not have occurred any default or event of default under this Note, the St. Francis Loan, the Second Restructuring Agreement, the Mortgage, or the St. Francis Deed of Trust between the Second Amendment Effective Date and the date of any proposed prepayment. St. Francis Loan Prepayments and Partial Prepayments hereunder shall be allocated between the Loan and the St. Francis Loan based upon the ratio of the principal balance of each loan to the aggregate principal balance of both loans; for example, a $5,000,000 prepayment made at a time when the principal balance of the Loan was $31,000,000 and the principal balance of the St. Francis Loan was $91,000,000, would be allocated as a $1,270,491.80 Partial Prepayment ($31,000,000 divided by $122,000,000 times $5,000,000) and a $3,729,508.20 St.
Francis Loan Prepayment. Any Partial Prepayments pursuant to this Paragraph 6(b) shall be made on the dates provided for Periodic Payments of principal and interest as provided in Paragraph 2.

                  c. Notwithstanding Paragraphs 6(a) and 6(b), Maker shall be entitled to prepay the entire balance of this Note upon the closing of an Arms-Length Sale (as defined below) of the Chicago Hotel, without the requirement of any prepayment premium, provided that (i) Maker shall have provided Holder with at least ninety (90) days prior written notice of such Arm's-Length Sale, which notice shall identify with reasonable particularity the prospective purchaser, the terms of such sale, and the date of the proposed sale closing, (ii) the entire balance of the Note shall be paid in full in cash at the closing of such sale, and (iii) there shall not have occurred any default or event of default under this Note, the St. Francis Loan, the Second Restructuring Agreement, the Mortgage, or the St. Francis Deed of Trust between the Second Amendment Effective Date and the date of any proposed prepayment. For purposes of this provision, "Arm's-Length Sale" shall mean a sale of the Chicago Hotel in connection with which none of Maker, or any of the other Westin Parties (as defined in the Second Restructuring Agreement), nor any of their respective affiliates shall retain any direct or indirect ownership interest in, or lien claim against, the Chicago Hotel or the entity that proposes to acquire the Chicago Hotel pursuant to such sale, or any affiliate of such entity."

                  1.7 Notices. The notice addresses for Holder in Paragraph 15(b) of the Note are hereby amended and restated in their entirety to read as follows:

                      "(a) If to Holder:

                               Teacher Retirement System of Texas
                               1000 Red River Street
                               Austin, Texas 78701-2698
                               Attention: Timothy W. Monter
                               Telecopy: (512) 370-0583
                               with a copy to:

                               LaSalle Advisors Limited
                               1601 Response Road, Suite 300
                               Sacramento, California 95815
                               Attention:  Bruce D. Grant
                               Telecopy:  (916) 920-0205

                               and:

                               Teacher Retirement System of Texas
                               1000 Red River Street
                               Austin, Texas  78701-2698
                               Attention:  Legal Services Department
                               Telecopy:   (512) 370-0529

                                       and

                               Latham & Watkins
                               5800 Sears Tower
                               233 South Wacker Drive
                               Chicago, Illinois  60606
                               Attention:  Douglas Bacon
                               Telecopy:   (312) 993-9767"

                  2. Representations and Warranties of Hotel Corporation and Hotel Partnership. To induce Holder to enter into this Second Amendment, each Maker hereby reaffirms, and incorporates by reference herein, each of its representations and warranties set forth in the Second Restructuring Agreement.

                  3. Conditions to Effectiveness. The amendments to the Note set forth in Section 1 hereof shall become effective on the Effective Date (as defined in the Second Restructuring Agreement).

                  4. Reference to and Effect on the Note.

                  4.1 Upon the Effective Date, each reference in the Note to "this Note," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Note as amended hereby, and each reference to the Note in the Mortgage, any other Loan Document, any Restructuring Document (as defined in the Second Restructuring Agreement) or any other document, instrument or agreement executed and/or delivered in connection with this Second Amendment, the Note, the Mortgage, any other Loan Documents or any other Restructuring Documents shall mean and be a reference to the Note as amended hereby.

                  4.2 The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Holder under the Note, as amended hereby, the Mortgage, the Loan Documents, the Restructuring Documents or any other document, instrument or agreement executed in connection herewith or therewith, nor constitutes a waiver of any provision contained therein, except as specifically set forth herein or contemplated hereby.

                  4.3 The terms and conditions of this Second Amendment and the Holder's rights, powers and remedies pursuant hereto shall apply to the entire Loan and all other indebtedness and obligations under the Loan Documents. Except as specifically modified herein, the Note remains in full force and effect, and Maker hereby ratifies and reaffirms all of the terms and provisions of the Note and the validity and enforceability thereof (as if The Westin Chicago Limited Partnership were a signatory thereto in the same capacity as 909 North Michigan Avenue Corporation) and remain in full force and effect. This Second Amendment is an amendment of the Note and does not constitute a novation of the Loan or any of the other indebtedness or obligations under the Loan Documents.

                  5. Governing Law and Severability. This Second Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) and decisions of the State of Illinois. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6. Counterparts. This Second Amendment may be executed (including, without limitation, by way of facsimile) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Executed signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  7. Headings. Section headings in this Second Amendment are included herein for convenience and reference only and shall not constitute a part of this Second Amendment for any other purpose.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

                                   909 NORTH MICHIGAN AVENUE CORPORATION,
                                   a Delaware corporation, as Maker


                                   By: /s/ Douglas C. Sutten
                                      ------------------------------------------
                                   Its:    Vice President


                                   THE WESTIN CHICAGO LIMITED PARTNERSHIP,
                                   a Delaware limited partnership, as Maker

                                   By: 909 North Michigan Avenue Corporation,
                                   its General Partner


                                   By: /s/ Douglas C. Sutten
                                      ------------------------------------------
                                   Its:    Vice President


                                   TEACHER RETIREMENT SYSTEM OF TEXAS,
                                   a public pension fund and an agency
                                   of the State of Texas, as Holder


                                   By: /s/ Timothy W. Monter
                                      ------------------------------------------
                                   Its:    Loan Administration Manager

[Signature Page to Second Amendment of Promissory Note.)

Chicago Westin Loan Payment Schedule

Payment      Beginning                                                               Principal         Ending
   Date        Balance         Rate      Amort          Interest       Payment            Paid        Balance
-------      ---------         ----      -----          --------       -------       ---------        -------
  3/1/97     31,027,500      1.8750%        N            581,766       581,766          --         31,027,500
  6/1/97     31,027,500      1.8750%        N            581,766       581,766          --         31,027,500
  9/1/97     31,027,500      1.8750%        N            581,766       581,766          --         31,027,500
 12/1/97     31,027,500      1.8750%        N            581,766       581,766          --         31,027,500
  3/1/98     31,027,500      2.2125%        N            686,483       686,483          --         31,027,500
  6/1/98     31,027,500      2.2125%        N            686,483       686,483          --         31,027,500
  9/1/98     31,027,500      2.2125%        N            686,483       686,483          --         31,027,500
 12/1/98     31,027,500      2.2125%        N            686,483       686,483          --         31,027,500
  3/1/99     31,027,500      2.2125%        N            686,483       686,483          --         31,027,500
  6/1/99     31,027,500      2.2125%        N            686,483       686,483          --         31,027,500
  9/1/99     31,027,500      2.2125%        N            686,483       686,483          --         31,027,500
 12/1/99     31,027,500      2.2125%        N            686,483       686,483          --         31,027,500
  3/1/00     31,027,500      2.2125%        Y            686,483       773,152       86,669        30,940,831
  6/1/00     30,940,831      2.2125%        Y            684,566       773,152       88,587        30,852,244
  9/1/00     30,852,244      2.2125%        Y            682,606       773,152       90,547        30,761,698
 12/1/00     30,761,698      2.2125%        Y            680,603       773,152       92,550        30,669,148
  3/1/01     30,669,148      2.2125%        Y            678,555       773,152       94,598        30,574,550
  6/1/01     30,574,550      2.2125%        Y            676,462       773,152       96,691        30,477,860
  9/1/01     30,477,860      2.2125%        Y            674,323       773,152       98,830        30,379,030
 12/1/01     30,379,030      2.2125%        Y            672,136       773,152      101,016        30,278,013
  3/1/02     30,278,013      2.2125%        Y            669,901       773,152      103,251        30,174,762
  6/1/02     30,174,762      2.2125%        Y            667,617       773,152      105,536        30,069,226
  9/1/02     30,069,226      2.2125%        Y            665,282       773,152      107,871        29,961,355
 12/1/02     29,961,355      2.2125%        Y            662,895       773,152      110,258        29,851,098
  3/1/03     29,851,098      2.2125%        Y            660,456       773,152      112,697        29,738,401
  6/1/03     29,738,401      2.2125%        Y            657,962       773,152      115,190        29,623,210
  9/1/03     29,623,210      2.2125%        Y            655,414       773,152      117,739        29,505,471
 12/1/03     29,505,471      2.2125%        Y            652,809       773,152      120,344        29,385,127
  3/1/04     29,385,127      2.2125%        Y            650,146       773,152      123,007        29,262,121
  6/1/04     29,262,121      2.2125%        Y            647,424       773,152      125,728        29,136,393
  9/1/04     29,136,393      2.2125%        Y            644,643       773,152      128,510        29,007,883
 12/1/04     29,007,883      2.2125%        Y            641,799       773,152      131,353        28,876,530
  3/1/05     28,876,530      2.2125%        Y            638,893       773,152      134,259        28,742,271
  6/1/05     28,742,271      2.2125%        Y            635,923       773,152      137,230        28,605,041
  9/1/05     28,605,041      2.2125%        Y            632,887       773,152      140,266        28,464,775
 12/1/05     28,464,775      2.2125%        Y            629,783       773,152      143,369        28,321,405
  3/1/06     28,321,405      2.2125%        Y            626,611       773,152      146,541        28,174,864
  6/1/06     28,174,864      2.2125%        Y            623,369       773,152      149,784        28,025,080
  9/1/06     28,025,080      2.2125%        Y            620,055       773,152      153,098        27,871,983
11/30/06     27,871,983      2.2125%        Y            616,668    28,488,650   27,871,983               --

Maturity Date 11/30/06
Accrued Interest + Principal Due


                              Amended Schedule "A"